Exhibit 99.1

VERB To Appoint Experienced International Attorney and Public
Company Director Judith Hammerschmidt to its Board of Directors

NEWPORT BEACH, CA and SALT LAKE CITY, UT, December 16, 2019 (GLOBE NEWSWIRE) – VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in business-focused interactive video CRM, marketing, and sales enablement applications, expects to add two new members to its board of directors. The first one, announced today is Judith Hammerschmidt, who is expected to be appointed to its board of directors at the organizational meeting of the board that will be held immediately after the Company’s Annual Meeting of Stockholders on December 20, 2019. The second appointment will be announced later this week, bringing the total number of VERB directors to six directors, including five independent directors and one inside director.

Ms. Hammerschmidt will bring to VERB’s board nearly 40 years of experience as an international attorney, corporate general counsel, and public company director, with experience at the highest levels of the direct sales industry. Ms. Hammerschmidt is the principal of JLH Advisors, LLC, through which she serves as outside counsel and advisor to global companies looking to expand both domestically and internationally. Ms. Hammerschmidt began her legal career at The United States Department of Justice (DOJ), where she served as a Special Assistant to two consecutive Attorneys General. As Special Assistant, she focused on international matters of interest to the U.S. government, including negotiating treaties and agreements with foreign governments. Following her tenure at the DOJ, Ms. Hammerschmidt joined Dickstein, Shapiro & Morin, LLP, a Washington, DC-based law firm, where she represented global companies as they expanded into highly-regulated environments. Her client base included: Guess?, Inc., Pfizer Inc., Merck & Co., Inc., The Receiver for BCCI Bank of the United Arab Emirates, Recycled Paper Products, and Herbalife International, Inc., among many others. In 1994, Ms. Hammerschmidt joined Herbalife International as Vice President and General Counsel of Europe and was promoted to Executive Vice President and International Chief Counsel in 1996, where she was responsible for managing all legal matters across 60 countries. Ms. Hammerschmidt served as an integral part of the management group that sold Herbalife International in 2002.

Ms. Hammerschmidt received her B.A. in Public Policy and Political Science from Duke University and her J.D. from the University of Pittsburgh School of Law.

“Judith will be an amazing addition to our board and will be joining VERB at a pivotal time in our Company’s current growth trajectory,” said VERB Chairman and CEO Rory J. Cutaia. “Judith has a wealth of expertise advising companies on their international expansion. We look forward to benefiting from her unique insights and expertise as we expand our footprint into international markets.”

Ms. Hammerschmidt commented: “It’s an honor to be able to join VERB’s board and to work with Rory and the management team to further the Company’s success and traction in both domestic and international markets.”

About VERB

VERB Technology Company, Inc. (NASDAQ: VERB) is rapidly emerging as the market leader in interactive video-based customer relationship management (“CRM”) sales and marketing applications. With offices in California and Utah, VERB provides next-generation CRM lead generation, sales enablement, and video marketing software applications to sales-based organizations in 60 countries and in 48 languages. The Company’s proprietary and patent-pending technology platform produces real-time, measurable results with some customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. For more information, please visit: verb.tech.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Media Contact:

855.250.2300, ext.107

info@myverb.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949.574.3860

VERB@gatewayir.com